CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Acura Pharmaceuticals, Inc.
Palatine, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-151653, 333-151620, 333-133172, 333-123615, 333-63288, and 33-98356) and on Form S-3 (No. 333-146416 and 333-187075) of Acura Pharmaceuticals, Inc. of our report dated March 3, 2014, relating to the consolidated financial statements, which appear in this Form 10-K.

/s/ BDO USA, LLP
Chicago, Illinois
March 3, 2014